Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Diebold Nixdorf, Incorporated:

We consent to the incorporation by reference in the registration statements (Nos. 33-32960, 33-39988, 33-55452, 33-54677, 33-54675, 333-32187, 333-60578, 333-162036, 333-162037, 333-162049, 333-190626, 333-193713, 333-199738, 333-217476, and 333-223125) on Form S-8 and (Nos. 333-213780 and 333-208186) on Form S-4 of Diebold Nixdorf, Incorporated and subsidiaries of our reports dated February 28, 2018, with respect to the consolidated balance sheets of Diebold Nixdorf, Incorporated as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the "consolidated financial statements"), and effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Diebold Nixdorf, Incorporated.

/s/  KPMG LLP

Cleveland, Ohio
February 28, 2018